APPENDIX A

                             VAUGHN COMMUNICATIONS, INC.
                                      PROXY FOR
                    ANNUAL MEETING OF SHAREHOLDERS, JUNE 17, 1997


    The undersigned, revoking all prior proxies, appoints E. David Willette and
M. Charles Reinhart, or either of them, as proxies, with full power of substitution and revocation, to represent the undersigned and to vote all shares of the Common Stock of Vaughn Communications, Inc. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on June 17, 1997, at The Marquette Hotel, Seventh and Marquette, Minneapolis, Minnesota, 55402, commencing at 4:00 p.m., and any adjournment thereof, upon the following matters:

    1.   ELECTION OF DIRECTORS

         ____ For all three nominees listed below (except as marked to the contrary below).

         ____ Withhold authority to vote for all nominees listed below.

         (INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY
         INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

         Rodney Burwell, Michael Sill, and E. David Willette


    2. SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR OF ANY ADJOURNMENT THEREOF.

            ____  FOR            ____  AGAINST      ____  ABSTAIN

(TO EXECUTE YOUR PROXY, PLEASE DATE AND SIGN BELOW, AND RETURN TO THE COMPANY IN THE ENVELOPE PROVIDED.)

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, AND IN THE DISCRETION OF THE PROXY HOLDER ON ALL OTHER MATTERS.

Receipt of Notice of Meeting and Proxy Statement is hereby acknowledged.

Dated:  ____________________, 1997
                             -----------------------------------------
                             -----------------------------------------
                             Please sign this proxy exactly as your name appears on your certificate. Joint owners should each sign personally. Trustees and executors and others signing in a representative capacity should indicate the capacity in which they sign.

                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the registrant    [X]          Commission File No.     0-15424

Filed by a party other than the registrant       [  ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement

[ ]   Confidential, for Use of Commission Only (as permitted by Rule
      14a-6(e)(2))

[x]   Definitive Proxy Statement

[ ]   Definitive Additional Materials

[ ]   Soliciting Material Pursuant to Section 240.14a-11(c) or Section
      240.14a-12

          Vaughn Communications, Inc.
--------------------------------------------------------------------------------
          (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[x]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)   Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)   Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)   Total fee paid:

--------------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

--------------------------------------------------------------------------------

(2)   Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)   Filing Party:

--------------------------------------------------------------------------------

(4)   Date Filed:

--------------------------------------------------------------------------------

                             VAUGHN COMMUNICATIONS, INC.

                  __________________________________________________

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               TO BE HELD JUNE 17, 1997



To the Shareholders of Vaughn Communications, Inc.:

      The 1997 Annual Meeting of Shareholders of Vaughn Communications, Inc. (the "Company") will be held at The Marquette Hotel, Seventh and Marquette, Minneapolis, Minnesota 55402, on Tuesday, June 17, 1997, at 4:00 p.m., for the following purposes:

      (1) To elect three directors as described in the accompanying Proxy Statement.

      (2) To transact such other business as may properly come before the meeting or any adjournment thereof.

      Shareholders of record at the close of business on May 1, 1997 will be entitled to vote at the meeting or any adjournments. You are cordially invited to attend the meeting.

      Please sign, date and return the enclosed form of Proxy whether or not you plan to come to the meeting. Your cooperation in promptly signing and returning your Proxy will be helpful and appreciated and will help avoid further solicitation expense.

                                             By Order of the Board of Directors

                                             /s/ M. Charles Reinhart

                                             M. Charles Reinhart
                                             Secretary



Minneapolis, Minnesota
May 20, 1997

                           VAUGHN COMMUNICATIONS, INC.
                              5050 WEST 78TH STREET
                          MINNEAPOLIS, MINNESOTA  55435
                    ________________________________________

                                 PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                                  JUNE 17, 1997
                    ________________________________________


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Vaughn Communications, Inc. (the "Company") of proxies in the accompanying form from holders of shares of Common Stock to be voted at the Annual Meeting of Shareholders to be held at the Marquette Hotel, Seventh and Marquette, Minneapolis, Minnesota, 55402, on June 17, 1997, commencing at 4:00 p.m., and at any adjournment thereof.

     As of the close of business on May 1, 1997, the record date for the meeting, the Company had outstanding 3,726,978 shares of its $.10 par value Common Stock entitled to vote at the meeting. The presence of shareholders owning at least 1,863,489 shares of Common Stock, in person or by Proxy, will constitute a quorum for the transaction of business. Each share is entitled to one non-cumulative vote for each director to be elected and on any additional proposals and matters of business to be brought before the Annual Meeting. Common Stock is the only class of voting equity securities currently authorized.

     A shareholder may revoke a Proxy at any time before it is exercised by filing with the Secretary of the Company a revoking statement, by executing a Proxy bearing a later date or by voting in person at the Annual Meeting. Mere attendance by the shareholder at the Annual Meeting does not have the effect of revoking a Proxy previously given. When a Proxy in the accompanying form is returned properly signed, the shares represented will be voted in accordance with the shareholder's instructions. If no instructions are indicated on the Proxy, the shares will be voted in favor of the proposals to be considered at the Annual Meeting.

     Expenses in connection with the solicitation of proxies will be paid by the Company. Proxies are being solicited by mail, and, in addition, directors, officers and regular employees of the Company (who will not receive any additional compensation) may solicit proxies personally, by telephone or by special correspondence. The Company will reimburse brokerage firms and others for their expenses in forwarding Proxy materials to the beneficial owners of the Company's Common Stock.

     This Proxy Statement and the accompanying Proxy will be mailed to each shareholder of record as of May 1, 1997 on or about May 20, 1997, together with the Company's Annual Report to Shareholders, including the audited financial statements of the Company for the year ended January 31, 1997, reported on by Ernst & Young LLP, independent auditors.

                                VOTING PROCEDURES

     Where specific instructions are not indicated, the Proxy will be voted FOR the election of all directors as nominated. Shareholder abstentions and broker "non-votes" (proxies returned by a broker indicating a lack of voting instruction by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote a particular proposal) will be counted as present or represented at the Annual Meeting of Shareholders for purposes of determining the existence of a quorum. Abstentions with respect to any matter brought to a vote at the Annual Meeting will be treated as shares voted for purposes of calculating the votes cast with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Broker non-votes with respect to any matter brought to a vote at the Annual Meeting will be treated as shares not voted for purposes of determining whether the requisite vote has been obtained. An affirmative vote of a majority of the shares present or represented by Proxy at the Annual Meeting is required for the election of each of the nominee directors and for approval of any other proposal that may be presented at the Annual Meeting.


                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     As of May 1, 1997, the only persons to the knowledge of the Board of Directors who owned beneficially 5% or more of the Company's outstanding shares of Common Stock, the Common Stock beneficially owned by the named executive officers of the Company set forth in the Summary Compensation Table and by the Company's executive officers and directors as a group were:

Name and Address              Number of Shares
of Beneficial Owner           and Nature of                 Percent
or Identify of Group          Beneficial Ownership(1)       of Class(2)
--------------------          -----------------------       -----------

E. David Willette                 875,114(3)                 22.5%
5050 West 78th Street
Minneapolis, MN  55435

Donald J. Drapeau                  68,010(4)                  1.8%
5050 W. 78th Street
Minneapolis, MN  55435

William D. Dornbusch               64,657(5)                  1.7%
1119 Mercer Street
Seattle, WA  98109

M. Charles Reinhart                90,085(6)                  2.4%
5050 West 78th Street
Minneapolis, MN  55435

Douglas Olzenak                    15,474(7)                   .4%
5050 West 78th Street
Minneapolis, MN  55435

All Executive Officers and      1,596,509(8)                 39.2%
Directors as a Group
(12 persons)
___________________________
(1) Each person or group has sole voting and investment power with respect to all shares beneficially owned by such person or group.

(2) The percentage of beneficial ownership includes shares that may be acquired under outstanding options that are or will be exercisable on or before July 1, 1997 for only the respective individual or group.

 (3) Includes options to purchase 161,475 shares of Common Stock, none of which may be voted at the Annual Meeting.

(4) Includes options to purchase 42,800 shares of Common Stock, none of which may be voted at the Annual Meeting.

(5) Includes options to purchase 18,565 shares of Common Stock, none of which may be voted at the Annual Meeting.

(6) Includes options to purchase 44,268 shares of Common Stock, none of which may be voted at the Annual Meeting.

 (7) Includes options to purchase 8,661 shares of Common Stock, none of which may be voted at the
     Annual Meeting.

(8) Includes options to purchase 355,269 shares of Common Stock, none of which may be voted at the Annual Meeting. Of the number of shares beneficially owned by the group, 1,245,590 were outstanding on the record date and are entitled to vote at the Annual Meeting (approximately 33% of all shares entitled to vote.)


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who beneficially own more than 10% of its outstanding shares of Common Stock, to file with the Securities and Exchange Commission (SEC) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with in a timely manner.

                                   PROPOSAL 1
                              ELECTION OF DIRECTORS

     The Company's Articles provides for a Board of Directors (sometimes referred to herein as the "Board") of not fewer than three nor more than fifteen members. The Board has set the number of directors at ten. The Articles also classify the Board into three classes, as nearly equal in number as possible, with each director, except as provided in the following paragraph with regard to vacancies, serving a three-year term and with the terms of each class staggered so that, except as provided in the following paragraph with regard to vacancies, only one class is elected at each year's Annual Meeting of Shareholders.

     Vacancies that occur during a term and vacancies that result from any newly created directorships may be filled solely by an affirmative two-thirds majority vote of the continuing directors. In either case, any director appointed to fill such a vacancy is required to stand for election at the next meeting of shareholders. If re-elected, such director's term would end with the term of his or her respective class of directors.

     The proxies named on the enclosed Proxy intend to vote for the election of nominees Rodney Burwell, Michael Sill, and E. David Willette as the directors to be elected for the term expiring at the 2000 Annual Meeting. Messrs. Burwell, Sill and Willette are the members of the regular class of directors elected by the shareholders, the term of which will expire at this year's Annual Meeting. In addition to being a director, Mr. Willette is the Chairman and Chief Executive Officer of the Company.

     A Stock Purchase Agreement dated April 4, 1995, between the Company and Jeffrey Johnson and Robert Harmon (the "Centercom Purchase Agreement"), pursuant to which the Company acquired the capital stock and videotape duplication businesses of Centercom, Inc. and Centercom South, Inc. (referred to herein collectively as "Centercom"), entitles Messrs. Johnson and Harmon to be nominated as directors by the Company's Board of Directors and serve as directors of the Company and members of the Audit Committee of the Board, until the latter of April 4, 1999, or the date on which they collectively cease to beneficially own at least 1% of the Company's then outstanding shares of Common Stock. In accordance with the Centercom Purchase Agreement, E. David Willette, the Company's Chief Executive Officer, has agreed to vote the shares of the Company's outstanding Common Stock which he beneficially owns for the election of Messrs. Johnson and Harmon as directors of the Company. (See Mr. Willette's current Common Stock ownership in the table below.) Mr. Harmon was appointed to the Board of Directors on April 4, 1995 in connection with the acquisition of Centercom and elected as a director at last year's Annual Meeting for a term expiring at the 1999 Annual Meeting. Mr. Johnson was appointed to the Board of Directors on April 4, 1995 in connection with the Centercom acquisition for a term expiring at the 1998 Annual Meeting.

     Proxies cannot be voted for a greater number of directors than the three directors to be elected at this year's Annual Meeting. Each nominee named above has indicated a willingness to serve; however, in the event any of the nominees should become unable to serve as a director, the Proxy will be voted in accordance with the best judgment of the persons acting under the Proxy.

     Seven other current directors have terms that do not expire at this year's Annual Meeting of Shareholders. Each will continue to serve his full term. Information concerning the persons nominated for election as directors, as well as those continuing in office, is set forth in the following table:


                                                                                  Common Stock Beneficially Owned
                                                                                           May 1 , 1997
                                                                             ---------------------------------------

                                                                                         Number of
                                                                                         Shares and
                                                                             Served as   Nature of
Name and Age(1)                                                              Director    Beneficial       Percent of
----------------                Principal Occupation (2)                     Since       Ownership(3)(4)  Class(4)
                         ---------------------------------------------       ---------   ---------        ----------
Rodney P. Burwell        Chairman of the Board, Xerxes Corporation              1993       119,000          3.2%
58                       (Manufacturer of fiberglass underground fuel
                         storage tanks), Minneapolis, Minnesota(5)

Donald J. Drapeau        President and Chief Operating Officer of               1995        68,010          1.8%
43                       the Company

Robert Harmon            Retired former President of Centercom                  1995       100,000          2.7%
50                       (video tape duplicator), Milwaukee,
                         Wisconsin(6)

Roger F. Heegaard        Chairman, Homestyles Publishing &                      1973        31,000           .8%
70                       Marketing (magazine publishing),
                         Minneapolis, Minnesota

Jeffrey Johnson          Retired former Vice President of                       1995       100,000          2.7%
51                       Centercom (video tape duplicator),
                         Milwaukee, Wisconsin(6)

Laurence F. LeJeune      President, LeJeune Investment Co.                      1983        52,600          1.4%
61                       (diversified investments), Minneapolis,
                         Minnesota

Michael R. Sill          Chairman, Chief Executive Officer of Road              1990        44,000          1.2%
65                       Machinery & Supplies Co. (distribution of
                         construction equipment and services),
                         Minneapolis, Minnesota

William D. Smith         Chief Operating/Financial Officer,                     1983        16,019           .4%
46                       Viromed Laboratories, Inc. (laboratory
                         testing and products), Minneapolis,
                         Minnesota(7)

Harold G. Wahlquist      President and Chief Executive Officer, First           1983        24,900           .7%
58                       Community Bank Group, Inc. (bank holding
                         company), Minneapolis, Minnesota

E. David Willette        Chairman of the Board and Chief Executive              1971       875,114         22.5%
61                       Officer of the Company
------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------

(1) Messrs. Burwell, Sill and Willette are nominees for election as directors at this year's Annual Meeting of Shareholders for three-year terms expiring at the 2000 Annual Meeting. Directors Johnson, LeJeune and Wahlquist will continue in office for the term expiring at the 1998 Annual Meeting. Directors Harmon, Heegaard, Smith and Drapeau will continue in office for the term expiring at the 1999 Annual Meeting.

(2) Except as indicated in the following notes, each person has been engaged in his principal occupation for more than the past five years.

(3) Each person has sole voting and investment power with respect to all shares beneficially owned by him.

 (4) Included in the number of shares are the following stock options with respect to each person: Mr. Burwell - 12,000 shares; Mr. Drapeau - 41,750 shares; Mr. Harmon - 10,000 shares; Mr. Heegaard - 2,000 shares; Mr. Johnson - 10,000 shares; Mr. LeJeune - 4,000 shares; Mr. Sill - 22,000 shares; Mr. Smith - 5,500 shares; Mr. Wahlquist - 14,000 shares; and Mr. Willette - 159,275 shares. The percentage of beneficial ownership includes shares that may be acquired under outstanding options that are or will be exercisable on or before July 1, 1997.

(5) Mr. Burwell also owns hotel properties in Snowmass Village, Colorado and Madison, Wisconsin, and is a director of Children's Broadcasting Network.

(6) Messrs. Harmon and Johnson formed Centercom as a partnership in 1979 and incorporated the business in 1987. They held the positions with Centercom indicated above until the Company acquired Centercom from them on April 4, 1995, at which time they were elected directors of the Company.

(7) From 1991 to 1996, Mr. Smith was Vice President and Chief Operating Officer of Pace, Inc., an environmental testing company based in Minneapolis, Minnesota.


                       MEETINGS OF THE BOARD OF DIRECTORS
                           AND THE COMMITTEES THEREOF

     During the past fiscal year, the Board of Directors held four meetings. With the exception of Mr. Harmon, who attended less than 75% of the meetings of the Board of Directors, all of the members attended all of the meetings of the Board of Directors and Committees of the Board of Directors. The Board of Directors does not have a nominating committee.

     The Compensation Committee, which is composed entirely of directors who are not officers or employees of the Company, determines the cash compensation of the Company's executive officers based upon recommendations submitted to it by the Chief Executive Officer. It also administers the Company's Performance Incentive Compensation Bonus Program and the stock option plans in which the Company's employees participate. The current members of the Compensation Committee are Roger F. Heegaard (Chair), Laurence F. LeJeune and Harold G. Wahlquist. The Compensation Committee held two meetings and acted by unanimous written consent on one occasion during the fiscal year ended January 31, 1997.

     The Audit Committee, which is also composed entirely of directors who are not officers or employees of the Company, is responsible for (i) recommendation to the Board of Directors of independent auditors for the Company; (ii) review of the timing, scope and results of the audit examination conducted by the independent auditors and related fees; (iii) review of the scope and adequacy of the Company's internal accounting controls; and (iv) review of periodic comments and recommendations by the independent auditors. The current members of the Audit Committee are William D. Smith (Chair), Rodney P. Burwell, Robert Harmon, Jeffrey Johnson and Michael R. Sill. The Audit Committee held one meeting during the fiscal year ended January 31, 1997.


                            COMPENSATION OF DIRECTORS

     The eight non-employee members of the Company's Board of Directors (Messrs. Burwell, Harmon, Heegaard, Johnson, LeJeune, Sill, Smith and Wahlquist) are paid fees of $500 per meeting of the Board of Directors attended, but not more than $500 per quarter. No fees are paid to such members for attendance at meetings of Committees of the Board of Directors.

     The non-employee directors are also entitled to receive nonstatutory stock options under the Company's 1995 Non-Employee Directors' Stock Option Plan (the "1995 Plan"). No options were granted during the past fiscal year under the 1995 Plan. As of the date of this Proxy Statement, options to purchase an aggregate of 12,000 shares of the Company's Common Stock have been granted under the 1995 Plan to six non-employee directors of the Company.

     The 1995 Plan reserves a total of 100,000 shares of the Company's Common Stock for issuance upon the exercise of the options granted under the 1995 Plan. The 1995 Plan provides that on the date of the 1995 Annual Meeting of Shareholders and on the date of each Annual Meeting of Shareholders held in an odd numbered calendar year thereafter options for 2,000 shares of Common Stock shall be automatically granted to each non-employee director who (i) either is elected at such Annual Meeting of Shareholders or whose term as a director continues after such Annual Meeting of Shareholders and (ii) as of the date of grant has served as a director of the Company for at least two calendar years (as defined in the 1995 Plan). The Company does not receive any cash or other consideration for the granting of options under the 1995 Plan.


                               EXECUTIVE OFFICERS

     Information regarding the executive officers of the Company as of the date of this Proxy Statement, including their names, ages, positions with the Company, and a brief description of their business experience during the past five years, is presented below. Executive officers are elected annually by the Board of Directors.

     E. DAVID WILLETTE, 61, has been Chief Executive Officer of the Company since 1971, and Chairman of the Board since 1972. He also served as President from 1971 to 1995, and as Treasurer from 1971 to 1996.

     DONALD J. DRAPEAU, 43, President and Chief Operating Officer, joined the Company in 1986 as General Manager of Sales and Marketing for the rental and duplication departments of Vaughn Communications Group. In 1987 he was promoted to General Manager of the rental division and in 1988 to General Manager of the Vaughn Communications Division, becoming a Vice President in 1989. He was promoted to President and Chief Operating Officer in 1995.

     WILLIAM D. DORNBUSCH, 50, Vice President and General Manager of the Vaughn Products Division, joined the Company's former Bloom Brothers Company's subsidiary in 1976 and assumed his present position in 1984.

     M. CHARLES REINHART, 46, Chief Financial Officer and Secretary, is a certified public accountant. He joined the Company's accounting staff in 1982, becoming Controller in 1983 and Secretary in 1987. He was promoted to Chief Financial Officer in 1996.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION:

     The objectives of the Company's Compensation policies are to:

     * Attract and retain highly qualified and motivated executive officers, which is critical to both the Company's near-term and long-term success.

     * Reinforce strategic performance objectives through the use of incentive compensation programs.

     * Create a mutuality of interests between the Company's executive officers and shareholders through compensation structures that share the risks and rewards of strategic decision making.

     * Provide compensation that will continue to be deductible by the Company for federal income tax purposes.

     The Committee's approach to base compensation is to offer competitive salaries in comparison to market practices. The Committee annually examines market compensation levels as a form of reference for annual salary adjustments. Salary decisions are determined in a structural annual review with recommendations from the Company's Chief Executive Officer. For the fiscal year ending January 31, 1997 ("fiscal 1997"), average base salaries of the Company's executive officers named under "Executive Officers" above, other than the Chief Executive Officer, increased 8.4% compared to 5.9% for the prior fiscal year ("fiscal 1996").

     The Company's Performance Incentive Compensation Bonus Program is an annual incentive bonus plan established to reward executive officers for their respective contributions in accomplishing the Company's annual financial objectives. The financial measures (e.g., pre-tax income, return on assets and cash flow) and target bonuses are set in the beginning of the fiscal year. Adjustments may be made during the year should unforeseen events occur.

     The recommendations of the Company's Chief Executive Officer are the primary consideration reviewed by the Committee when setting the annual goals and target bonuses for the other executive officers. The Committee seeks to strike a balance between overall corporate performance and performance of the specific areas of the Company under a participant's direct control. Balance supports the accomplishment of overall objectives and rewards individual contributions.

     Individual annual bonus level targets are generally consistent with market practices for positions with comparable decision making responsibilities. Target performance levels are also based upon historic patterns of Company performance and strategic objectives.

     A performance measure qualification threshold for each financial measure ensures that bonuses are not paid for substandard accomplishments. Each financial measure also has a cap to limit the Company's potential executive compensation expense. The average Performance Incentive

Compensation bonus paid in fiscal 1997 to the executive officers named under "Executive Officers" above, other than the Chief Executive Officer, was 7.9% of their base salaries compared to 29% in fiscal 1996.

     The base salary and Performance Incentive Compensation bonus goals for E. David Willette, the Company's Chief Executive Officer, are also determined by the Committee in the manner described above. Mr. Willette's base salary increase was 10% for fiscal 1997, and 6.8% for fiscal 1996. The financial measures determining Mr. Willette's Performance Incentive Compensation bonus include improvement in Company earnings, returns on assets and cash flow. In fiscal 1997, Mr. Willette earned a Performance Incentive Compensation bonus equal to 10% of his base salary compared to a bonus of 39.6% of his base salary in fiscal 1996. The decreased percentage is the result of a lower than planned return on assets, earnings and cash flow.

     The Committee also seeks to match executive officer and shareholder interests in the Company's longer term performance by periodically granting executive officers nonstatutory stock options ("NSOs") and incentive stock options ("ISO"). ISOs are entitled to favorable income tax treatment under the Internal Revenue Code. The Company has three stock option plans (the 1988 Stock Option Plan, the 1990 Discounted Stock Option Plan and the 1995 Stock Option Plan), each administered by the Committee, under which these options are generally granted for terms of five or seven years. The exercise prices of the ISOs are not less than the fair market of the Company's Common Stock on the date of grant. NSOs may be granted at exercise prices of not less than 85% of the stock's fair market value on the date of grant under the 1988 and 1995
Stock Option Plans, while the NSOs granted under the 1990 Discounted Stock Option Plan are granted at exercise prices equal to the closing bid price of the Company's Common Stock on the last trading date preceding the date of grant. In general, the options may be exercised only while, and for certain periods after, the executive officer is employed by the Company. All ISOs and NSOs granted under the 1988 Stock Option Plan are exercisable in whole or in part throughout a five-year term.

     Under the Discounted Stock Option Plan, seven-year NSOs are granted to the Company's executive officers during the first half of a fiscal year at an "Original Option Price" equal to the fair market value of the Company's Common Stock on the date of grant. Upon the grant of an officer's first option under the Plan, the officer elects what percentage from 10% to 100% of the officer's annual Performance Incentive Compensation bonuses, if and to the extent later awarded, shall be applied on a cumulative basis to reduce the Original Option Prices of the options which may be granted to the officer under the Plan. The elected percentage may be changed only in the sole discretion of the Committee prior to the start of the fiscal year for which it is first to be effective. At the end of each fiscal year, the Committee determines the aggregate portion of the corresponding target bonus awarded. Each NSO is subject to discount for each of three fiscal years after grant. The "Final Discount Option Price", determined on a cumulative basis with respect to such third fiscal year, becomes the exercise price of the NSO for the five-year balance of the seven-year option term.

     NSOs granted under the 1990 Discounted Stock Option Plan vest for exercise purposes, on a year-to-year cumulative basis, as to one-third of the number of shares covered by the NSO. The vesting and discount pricing provisions of this Plan operate to permit the grant of an NSO to an officer only once in a period of three fiscal years and will generally induce the officer to defer exercise until after such third fiscal year. Application by the executive officers named under "Executive Officers" above of their respective annual Performance Incentive Compensation bonuses awarded for the last three fiscal years to reduce the exercise prices of their respective NSOs under the 1990 Discounted Stock Option Plan is shown below in footnote number one to the table.

     All ISOs and NSOs granted under the Company's 1995 Stock Option Plan are exercisable commencing six months after the date of grant subject to a five year cumulative vesting schedule as follows: 10% of the options are exercisable during the first year of the option term, an additional 15% of the options are exercisable during the second year of the option term, and an additional 25% of the options are exercisable during each of the third, fourth and fifth years of the option term. The Committee from time to time may also establish individual vesting performance goals for options though none have been separately established during the last three fiscal years.

     To further induce exercise and acquisition of the Company's Common Stock by its executive officers, in 1992 the Committee adopted a so-called "reload policy" with respect to option grants. Under this policy, ISOs and NSOs which an officer may elect to exercise by paying the exercise price with previously owned Company stock will qualify the officer for a new grant equal to the number of payment shares surrendered on exercise. The exercise price of the reload option is established at or with respect to the fair market value of the Company's stock at the time of the reload grant.

     Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the named executive officers in the Summary Compensation Table below to $1 million, unless certain requirements are met. The Compensation Committee has determined that it is not presently necessary to modify any of the Company's current compensation programs or incentive plans, because compensation paid to the named executive officers thereunder would either be exempted under transition rules or be less than the $1 million limit and, therefore, deductible for federal income tax purposes.
The Compensation Committee will continue to monitor this situation and will take appropriate action if it is warranted in the future.

     The foregoing Compensation Committee Report will not be deemed incorporated by reference by any statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.

                                   Members of the Compensation Committee:

                                      Roger F. Heegaard, Chairman
                                      Laurence F. LeJeune
                                      Harold G. Wahlquist

COMPARATIVE STOCK PERFORMANCE

     The Performance Graph set forth below compares the cumulative total shareholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return on the Center for Research in Security Prices
(CRSP) Index for NASDAQ Stock Market (U.S. Companies) and the CRSP Index for NASDAQ Non-Financial Stocks published by The University of Chicago Graduate School of Business. The cumulative total shareholder return computations set forth in the Performance Graph assume the investment of $100 in the Company's Common Stock, the CRSP Index for NASDAQ Stock Market (U.S. Companies) and the CRSP Index for NASDAQ Non-Financial Stocks on January 31, 1992, and reinvestment of all dividends. No dividends were paid on the Company's Common Stock during the comparison period. The graph below shall not be deemed incorporated by reference by any statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934 and shall not otherwise be deemed filed under such Acts.










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                                       11

                    (Insert CRSP Comparison of Total Returns)

     The Company selected the indices set forth in the Performance Graph above, rather than the S&P 500 Index and a peer group index, for two reasons. The Company's market capitalization is closer to the average market capitalization of the corporations in the CRSP Indices, and there is no published peer group index which includes corporations engaged in the Company's principal business segment, high volume video tape reproduction. Accordingly, the CRSP Index for NASDAQ Non-Financial Stocks is a more meaningful comparison.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Company was, during the fiscal year ended January 31, 1997, an officer, former officer or employee of the Company. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the fiscal year ended January 31, 1997.










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                                       13

SUMMARY COMPENSATION TABLE

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years ended January 31 earned by or awarded to the Chief Executive Officer of the Company and the other executive and non-executive officers of the Company who had annual salary and bonus compensation during the last fiscal year in excess of $100,000 (collectively the "Named Executive Officers").

-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------
                                                    Annual Compensation(2)                Long-Term
                                                    -------------------                  Compensation
                                                                                            Awards
                                                                                         ------------

                                                                                          Securities
                                                                                          Underlying
       Name and Principal                                                                  Options/          All Other
           Position               Year             Salary ($)       Bonus(1) ($)          SARs(3) (#)    Compensation(4) ($)
-----------------------------------------------------------------------------------------------------------------------------

       E. David Willette          1997              195,883           19,504                 25,000              -0-
       Chief Executive Officer    1996              178,313           78,485                 34,000              -0-
                                  1995              166,740           34,325                    -0-              -0-

-----------------------------------------------------------------------------------------------------------------------------
       Donald J. Drapeau          1997              124,948           13,733                 12,000            2,636
       President and              1996              113,588           37,198                 12,500            1,290
       Chief Operating Officer    1995              105,933           24,107                    -0-            1,057
-----------------------------------------------------------------------------------------------------------------------------
       Douglas Olzenak            1997              101,161              -                      263            2,010
       General Manager of         1996               88,730              -                      268              875
       Vaughn Comm. Div.          1995               73,719              -                    7,817              730
-----------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------

_________________________
(1) Includes the following amounts awarded under the Company's Performance Incentive Compensation Program described in the Compensation Committee Report on Executive Compensation which the Named Executive Officers elected to apply to reduce the Original Option Prices of their respective NSOs under the Company's 1990 Discounted Stock Option Plan: Mr. Willette - $16,000 in fiscal 1996 and $16,000 in fiscal 1995, Mr. Drapeau - $9,015 in fiscal 1995.

(2) No Named Executive Officer received perquisites and other personal benefits from the Company in excess of $50,000 or 10% of such officer's total annual salary and bonus paid for the years indicated.

(3) No stock appreciation rights ("SARS") have been granted to the Company's Named Executive Officers during the last three fiscal years and no SARS were outstanding on January 31, 1997.

(4) The amounts shown are Company contributions to the respective 401 (k) Plan accounts of the Company's Named Executive Officers.

OPTION GRANTS AND EXERCISES

     The following tables summarize for fiscal 1997 the option grants and exercises to or by the Named Executive Officers and the value of the options held by such persons at January 31, 1997. No SARs have been granted since 1985, nor were any SARs exercised or outstanding during or at the end of fiscal 1997. The terms and conditions of the ISOs and NSOs under the Company's stock option plans are summarized in the Compensation Committee Report on Executive Compensation.

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
                                               Option/SAR Grants in Last Fiscal Year
                                               -------------------------------------
                                                                                               Potential Realizable
                                         % of Total                                              Value at Assumed
                        Number of        Options/SARs                                          Annual Rates of Stock
                        Securities       Granted to                                             Price Appreciation
                        Underlying       Employees      Exercise                                  for Option Term
                        Options/SARs     in Fiscal      or Base             Expiration
     Name               Granted (#)      Year           Price ($/Sh)           Date             0 % ($)       5% ($)       10% ($)
------------------------------------------------------------------------------------------------------------------------------------
E. David Willette          25,000           22%            $11.05          June 19, 2006         55,000      263,321       582,927
------------------------------------------------------------------------------------------------------------------------------------
Donald J. Drapeau          12,500           10%            $13.00          June 19, 2003          3,000       67,729       153,846
------------------------------------------------------------------------------------------------------------------------------------
Douglas Olzenak               263            *         $9.125-$13.00       Feb. 1, 2001            (58)          600         1,397
                                                                           Nov. 16, 2001
------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

* Less than 1%




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                                       15

------------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------

                          Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
                          --------------------------------------------------------------------------------

                                                                 Number of Securities            Value of Unexercised
                                                                 Underlying Options/SARs         in-the-Money Options/SARs
                          Shares                                 at Fiscal Year End (#)          at Fiscal Year End ($) (1)
                          Acquired on         Value              Exercisable(E)                  Exercisable(E)
      Name                Exercise (#)       Realized ($)        Unexercisable(U)                Unexercisable(U)
------------------------------------------------------------------------------------------------------------------------------------
E. David Willette          147,885           1,735,756                147,025 E                        744,928 E
                                                                       48,000 U                         26,296 U

------------------------------------------------------------------------------------------------------------------------------------

Donald J. Drapeau            2,000              14,500                 36,825 E                        156,250 E
                                                                       20,175 U                           -    U

------------------------------------------------------------------------------------------------------------------------------------

Douglas Olzenak              6,003              69,139                  8,370 E                         12,077 E
                                                                          605 U                            790 U

------------------------------------------------------------------------------------------------------------------------------------



(1) Based on a fiscal year end of January 31, 1997 and a closing Common Stock price of $6.875 per share on January 31, 1997. The value of in-the-money options is calculated as the difference between the fair market value of the Common Stock underlying the options and the exercise price of the options at fiscal year end. Exercisable options refer to those options that are exercisable at January 31, 1997, while unexercisable options refer to those options not exercisable at January 31, 1997 but which will become exercisable at various times in the future.

                          TRANSACTIONS WITH MANAGEMENT

E. D. WILLETTE STOCK PUT REDEMPTION AGREEMENT, INCLUDING CHANGE OF CONTROL PROVISION

     Pursuant to a Stock Put Redemption Agreement between the Company and E. David Willette dated August 27, 1986, as amended and restated June 24, 1992, the Company has agreed to redeem shares of Common Stock having a value of up to $1,500,000 from Mr. Willette's estate, following his death, or, unless the Company's Board of Director's determines such redemption is not in the Company's best interests, from Mr. Willette directly, if any purchaser other than Mr. Willette (referred to as an "Interested Shareholder") should acquire beneficial ownership of more than 20% of the Company without Board approval. (See "Voting Securities and Principal Holders Thereof.")

     The put option to require or request redemption by the Company may be exercised at any time up to one year after the date of the event giving rise to the option. The per share redemption price, in the event of Mr. Willette's death, will be the greater of the fair market value or book value of the Common Stock at the time of his death. The per share redemption price, in the event an Interested Shareholder acquires more than 20% of the Company, will be the greater of fair market value, the highest price paid by the Interested Shareholder, or a multiple of ten (10) times the Company's last year net pretax earnings per share. Any redemption from Mr. Willette's estate will be paid out of the proceeds of a $1,500,000 life insurance policy which the Company is required to carry on Mr. Willette's life.

     The Company entered into the Stock Put Redemption Agreement with Mr. Willette to induce him to continue his employment with the Company and to permit an orderly disposition of shares which may be held by his estate. The Agreement, as amended and restated, is also designed to encourage purchasers seeking to acquire control of the Company to first negotiate with the Board arrangements which are fair to all shareholders.

     Since the Agreement is designed in part to discourage accumulations of large amounts of stock by such purchasers, the Agreement could tend to reduce temporary increases in the market price of the Company's stock that could be caused thereby. As a result, shareholders could be deprived of certain opportunities to sell their shares at temporarily higher market prices. The Board believes protecting its ability to negotiate with an Interested Shareholder seeking to change control of the Company is preferable to discouraging such a proposal.

     The Stock Put Redemption Agreement is subject to termination upon the occurrence of a number of events, including the bankruptcy or insolvency of the Company, cessation of business, voluntary termination of employment by Mr. Willette prior to age 60 or involuntary termination by the Company for cause.

ACQUISITION OF CENTERCOM FROM JEFFREY JOHNSON AND ROBERT HARMON AND RELATED TRANSACTIONS

     Pursuant to a Stock Purchase Agreement of even date (the "Centercom Purchase Agreement"), on April 4, 1995, the Company acquired by purchase all of the capital stock and video tape duplications business of Centercom, Inc., a Wisconsin corporation, and Centercom South, Inc., a Florida corporation, (collectively "Centercom").

     Centercom's two equal former shareholders were Jeffrey Johnson and Robert Harmon. Pursuant to the Centercom Purchase Agreement, on April 4, 1995, the Company's Board of Directors elected Messrs. Johnson and Harmon to two newly created directorships on the Company's Board (and the Audit Committee thereof) (see "Election of Directors" and Meetings of the Board of Directors and the Committees Thereof" above).

     In accordance with the Centercom Purchase Agreement Messrs. Johnson and Harmon each receive $100,000 per year for a period of seven years ending April 3, 2002, under consulting and noncompete agreements.

These agreements provide that Messrs. Johnson and Harmon will each be on call to provide up to 500 hours of consulting services to the Company during the first year of the agreements and up to 300 hours in each of the six remaining years. Each are also prohibited from competing with the Company in any geographic location within the United States for the seven-year term of the agreements.

     The Company also entered into two ten-year leases for the video tape duplication facilities owned by a partnership of Messrs. Johnson and Harmon in Milwaukee, Wisconsin. The two leases expire April 3, 2005. One facility totals approximately 22,847 feet at an annual net rent of $146,221. The other adjacent facility totals approximately 15,144 square feet at an annual net rent of $40,132 for the first three years and $53,004 for the remaining seven years.
The Company merged its preexisting facilities in Milwaukee into these Centercom facilities. Management of the Company believes that the facilities leased from Messrs. Johnson and Harmon are necessary for its video tape duplication business and that the lease terms and conditions are no less favorable to the Company than could have been obtained from an unrelated third party.


                        SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors of the Company has selected Ernst & Young LLP as the auditors of the Company's financial statements for the fiscal year ending January 31, 1998. Ernst & Young LLP, or a predecessor thereof, has audited the Company's financial statements for a number of years and has no direct or indirect financial interest in the Company. Representatives of Ernst & Young LLP will be present at the Annual Meeting and will be available to respond to appropriate questions.


                              SHAREHOLDER PROPOSALS

     Any shareholder desiring to have an appropriate proposal for action presented at next year's Annual Meeting of Shareholders, now scheduled for June 1998, and who wishes to have it set forth in the Proxy Statement and form of Proxy for the meeting, must notify the Company and submit the proposal in writing for receipt at the Company's executive offices noted above not later than January 15, 1998. See SEC Rule 14a-8 for additional applicable requirements and procedures.

     The Board of Directors knows of no matters that will be presented for consideration at the Annual Meeting other than those referred to in this Proxy Statement. If any other matter properly comes before the Annual Meeting calling for a vote of shareholders, it is intended that the proxies solicited by the Board of Directors will be voted in accordance with the judgment of the persons named in the proxies.

                                      BY ORDER OF THE BOARD OF DIRECTORS

                                      /s/ M. Charles Reinhart

                                      M. CHARLES REINHART
                                      SECRETARY

Minneapolis, Minnesota
May 20, 1997